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                                                                  Exhibit 3.iii

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               KINETIKS.COM, INC.

It is hereby certified that:

         1. The original name of the corporation (the "Corporation") was KINETIKS.COM, INC., which is the name under which the Corporation was originally incorporated, and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 9, 1995.

         2. The Certificate of Incorporation of the Corporation is hereby amended by (i) in Paragraph 1, changing the Corporation's name from "Kinetiks.com, Inc." to "eLINEAR, Inc." and (ii) in Paragraph 4, increasing the number of shares of Common Stock which the Corporation shall have authority to issue to 75,000,000 shares from 20,000,000 shares.

         3. The provisions of the Certificate of Incorporation of the Corporation as herein amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended And Restated Certificate of Incorporation of eLINEAR, Inc.

         4. The amendments and the amended restatement of the Certificate of Incorporation hereinafter certified have been duly adopted by the board of directors and the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The Amended and Restated Certificate of Incorporation of the Corporation, as amended and restated herein, reads as follows:

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  eLINEAR, INC.

1. The name of the corporation is eLINEAR, Inc.

2. The address of the registered office of this corporation in this state is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801 and the name of the registered agent at said address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Seventy Five Million Five Hundred Thousand (75,500,000) of which Seventy Five Million (75,000,000) shares of the par value of No Dollars and One-Tenth of One Cent ($0.001) each, amounting in the aggregate to Seventy Five Thousand Dollars and No Cents ($75,000.00), shall be common stock and of which Five Hundred Thousand (500,000) shares of the par value of No Dollars and One-Tenth of One Cent ($0.001) each, amounting in the aggregate to Five Hundred Dollars and No Cents ($500.00), shall be preferred stock.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are to be determined by the board of directors.

5. The corporation is to have perpetual existence.



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6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board or directors or in the by-laws of the corporation.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


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8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.